As filed with the Securities and Exchange Commission on January 27, 2004.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TRW AUTOMOTIVE HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	81-0597059
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
12025 Tech Center Drive, Livonia, Michigan	48150
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates:	333-110513
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $.01 per share Preferred stock purchase rights	New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1:    Description of Registrant's Securities to be Registered.

A description of the common stock, par value $.01 per share (the "Common Stock"), and the preferred stock purchase rights issued pursuant to the Rights Agreement (the "Rights" and together with the Common Stock, the "Securities") of TRW Automotive Holdings Corp. (the "Registrant") will be contained in a prospectus, constituting part of the Registrant's Registration Statement, as amended, on Form S-1 (File No. 333-110513) (the "Registration Statement") relating to the Securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the "Prospectus"). The description of the Securities contained in the Prospectus under the heading "Description of Capital Stock" is hereby incorporated by reference into this Form 8-A.

Item 2:    Exhibits.

3.1	Form of Second Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registration Statement).

3.2	Second Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registration Statement).

4.1	Rights Agreement between the Registrant and National City Bank, as Rights Agent (Incorporated by reference to Exhibit 4.19 of the Registration Statement).

4.2	Form of Certificate of Common Stock (Incorporated by reference to Exhibit 4.1 of the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Date: January 27, 2004	By:	/s/ Joseph S. Cantie
Name: Joseph S. Cantie Title: Vice President and Chief Financial Officer